                                                                    Exhibit 99.1

   GADZOOX NETWORKS AMENDS FIRST FISCAL QUARTER 2000 FINANCIAL RESULTS DUE TO
     CHANGE IN METHOD OF ACCOUNTING RELATED TO SMARTSAN SYSTEMS ACQUISITION

SAN JOSE, CALIFORNIA, AUGUST 7, 2000 - Gadzoox Networks, Inc. (Nasdaq: ZOOX) announced today that it amended its previously announced financial results for the quarter ended June 30, 2000 due to a change in the method of accounting for the acquisition of SmartSAN Systems, Inc. from pooling-of-interest accounting to purchase accounting. The Company completed the acquisition on April 5, 2000, and previously announced its results for the quarter ended June 30, 2000 in its press release dated July 13, 2000.

The Company recently learned that an affiliated shareholder traded stock during the pooling holding period for the SmartSAN acquisition. As a result, the transaction does not qualify for the pooling-of-interest accounting method.

"The basics of the acquisition are still valid. We used our stock to purchase SmartSAN, and all of the adjustments being recorded to effect purchase accounting are of a non-cash nature that in no way reflects on the Company's performance," said Chris Munson, Gadzoox Networks Chief Financial Officer. Over the next five years, the Company will amortize approximately $21,000,000 of goodwill which was recorded as a result of utilizing purchase accounting. "The amortization is a non-cash accounting entry," added Munson.

Loss per share for the quarter ended June 30, 2000, which now includes the amortization of goodwill and a one-time write-off for in-process research and development costs, is $0.52 per share versus $0.35 per share as previously stated. Loss per share for the June 2000 quarter, excluding amortization of deferred compensation costs of approximately $168,000, amortization of goodwill of approximately $1,048,000 and the one-time write off for in-process research and development costs of approximately $4,900,000, would have been approximately $0.30 per share. No changes to net revenues, cost-of-goods sold or operating expenses, except for acquisition related expenses, were made as a result of the adjustment from the pooling-of-interest method of accounting to purchase accounting. Also adjusted were the results for the quarter ended June 30, 1999 to exclude SmartSAN expenses of approximately $246,000. As revised, the loss per share was $0.17 rather than the previously reported loss per share of $0.18.

Shareholders' equity now reflects the additional common stock issued for the acquisition, including those to be issued upon the exercise of outstanding SmartSAN stock options. Additionally, SmartSAN's accumulated deficit previously recorded as a pooling-of-interest entry was removed to reflect purchase accounting.

The statements in this news release relating to the future benefits of the SmartSAN acquisition involve known and unknown risks and uncertainties which may cause Gadzoox' actual results in future periods to be materially different from any performance suggested in this release. Such factors include, but may not necessarily be limited to, fluctuations in customer demand, both in


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timing and in volume, the fact that the SAN market is new and evolving, the
Company's dependence on a limited number of products, a significant portion of which are sold to a limited number of partners including OEM and distribution channel partners, the ability or willingness of our partners to sell our products, market acceptance of new products, including but not limited to Capellix, Geminix and Axxess, and the timing of such acceptance, the Company's dependence on its contract manufacturer, competition in the Company's industry and the timing of new technology, product introductions and the Company's ability to effectively and efficiently integrate the SmartSAN products into the existing Gadzoox product line. In the context of forward looking information provided in this news release, reference is made to the discussion of risk factors detailed in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, as well as subsequent filings.

ABOUT GADZOOX NETWORKS

     Gadzoox Networks, Inc. (NASDAQ: ZOOX) is a leader in SAN (storage area network) products. The Company provides networking solutions for enterprise storage with scalable, managed SAN solutions based on Gadzoox' Fibre Channel switches, routers, storage pooling, hubs and management products. Serving as modular building blocks, Gadzoox' products are designed to address the growth in enterprise data through the evolving capabilities of SANs. Gadzoox is an ISO 9001 certified company. Gadzoox corporate headquarters is located at 5850 Hellyer Ave., San Jose, Calif., 95138. For more information, visit the company's web site at www.gadzoox.com or call 888.423.3222.


Press contact:                                    Investor Contact:
Rosie Sundell                                     Christine Munson
Corporate Communications Director                 Chief Financial Officer
Gadzoox Networks, Inc.                            Gadzoox Networks, Inc.
408.360.6011                                      408.361.6191
rsundell@gadzoox.com                              investor-relations@gadzoox.com


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                             GADZOOX NETWORKS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                       Three Months Ended
                                                     ----------------------
                                                     June 30,      June 30,
                                                       2000          1999
                                                     --------      --------
Net revenues                                         $  9,002      $  9,211
Cost of revenues                                        5,223         5,414
                                                     --------      --------
  Gross margin                                          3,779         3,797
                                                     --------      --------

Operating expenses:
  Research and development                              5,519         3,917
  Sales and marketing                                   5,727         1,888
  General and administrative                            1,484           764
  In-process research and development costs             4,900            --
  Amortization of goodwill                              1,048            --
  Amortization of deferred compensation                   168           322
                                                     --------      --------
Total operating expenses                               18,846         6,891
                                                     --------      --------
Loss from operations                                  (15,067)       (3,094)
Total other income (expense), net                         885          (142)
                                                     --------      --------
Net Loss                                             $(14,182)     $ (3,236)
                                                     ========      ========

Basic net loss per share                             $  (0.52)     $  (0.58)
                                                     ========      ========

Weighted average shares used in computing
  basic net loss per share                             27,125         5,626
                                                     ========      ========

Pro forma basic net loss per share                   $  (0.52)     $  (0.17)
                                                     ========      ========

Weighted average shares used in computing
  pro forma basic net loss per share                   27,125        19,533
                                                     ========      ========

Pro forma basic net loss per share excluding
  amortization of deferred compensation,
  goodwill amortization and the one-time
  write-off of in-process research and
  development costs                                  $  (0.30)     $  (0.15)
                                                     ========      ========

Weighted average shares used in computing
  pro forma basic net loss per share excluding
  deferred compensation, goodwill and write-off
  of in-process research and development costs         27,125        19,533
                                                     ========      ========


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

                             GADZOOX NETWORKS, INC.

                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                          Three Months Ended
                                                       -------------------------
                                                        June 30,       March 30,
                                                         2000            1999
                                                       ---------       ---------
                                                      (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                           $  28,029       $  42,830
   Short-term investment                                  32,125          30,619
   Accounts receivable, net                               12,388          14,131
   Inventories                                            10,204           6,665
   Prepaid expenses and other current assets               3,736           2,464
                                                       ---------       ---------
         Total current assets                             86,482          96,709
Property and equipment, net                                7,197           6,495
Goodwill                                                  19,917              --
Other assets                                               1,459             292
                                                       ---------       ---------
                                                       $ 115,055       $ 103,496
                                                       =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Current portion of note payable                      $   3,195       $     196
  Current portion of capital lease obligations             1,415           1,545
  Accounts payable                                         7,944           7,079
  Compensation related accruals                            1,748           1,534
  Deferred revenue and other                               2,892           2,008
                                                       ---------       ---------
         Total current liabilities                        17,194          12,362
Convertible note                                              --           3,052
Capital lease obligations, net of current portion          1,008           1,292
                                                       ---------       ---------
         Total liabilities                                18,202          16,706
                                                       ---------       ---------

Stockholders' equity:
  Common stock                                               138             134
  Additional paid-in capital                             151,323         127,251
  Deferred compensation                                     (971)         (1,140)
  Accumulated deficit                                    (53,637)        (39,455)
                                                       ---------       ---------
         Total stockholders' equity                       96,853          86,790
                                                       ---------       ---------
                                                       $ 115,055       $ 103,496
                                                       =========       =========

                                       ###

     (Note to editor: Gadzoox and the Gadzoox logo are registered trademark of Gadzoox Networks, Inc. Bitstrip, Denali, Gibraltar, Geminix, Ventana, SANtools and Capellix are trademarks of Gadzoox Networks, Inc. All other trademarks are property of their respective owners.)


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